SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 29, 2003
Date of earliest event reported: April 22, 2003

VIXEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-27221	84-1176506
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(I.R.S. Employer Identification Number)

11911 North Creek Parkway South
Bothell, Washington 98011
(Address of principal executive office)

(425) 806-5509
(Registrant's telephone number including area code)

        On April 24, 2003, Vixel Corporation filed a current report on Form 8-K that included the text of a press release reporting financial results for its first quarter ended March 30, 2003.  In that Form 8-K, there was an incorrect date in the statement of operations.  The corrected text of the press release is set forth in its entirety below.

Item 9. Regulation FD Disclosure

            This information is being provided under new Item 12 of Form 8-K, "Results of Operations and Financial Condition," pursuant to interim guidance provided by the Securities and Exchange Commission.  On April 22, 2003, Vixel Corporation, a Delaware corporation, issued a press release reporting financial results for its first quarter of fiscal 2003, ended March 30, 2003.  The text of the press release is set forth below.

Vixel Corporation Announces First Quarter 2003 Financial Results
InSpeedtm Revenue Grows 21% Quarter Over Quarter

Bothell, WA, April 22, 2003 - Vixel Corporation (Nasdaq: VIXL), the leading provider of embedded storage switching technologies, today announced financial results for its first quarter of fiscal 2003, ended March 30, 2003.

Revenue for the first quarter of 2003 was $5.5 million, compared with $6.1 million in the fourth quarter of 2002 and $4.7 million in the first quarter of 2001.  Gross margin was 49.5% of revenue in the first quarter of 2003, compared with 49.4% in the fourth quarter of 2002 and 44.9% in the first quarter of 2002.

Net loss for the first quarter was $2.8 million compared with a net loss of $2.5 million for the fourth quarter of 2002, and a net loss of $4.3 million for the first quarter of 2002.  Net loss per share was $0.12 for the first quarter compared with $0.10 for the fourth quarter of 2002 and $0.18 for the first quarter of 2002.

"This was another quarter of steady progress, marked by deepening OEM engagement and steadily improving fundamentals," said Jim McCluney, president and CEO of Vixel Corporation. "Our recently released 20 port embedded switch has been enthusiastically received by the storage OEM community.  In addition, we are also now seeing a distinct increase in the number of active projects within our existing OEM engagements.  With the acceptance of our field-proven InSpeed technology, our customers are now seeing more opportunities to apply our embedded switching products."

Kurt Adams, CFO of Vixel Corporation, added, "We are particularly pleased with our 21% quarter over quarter growth in InSpeed-based revenue during the first quarter, which demonstrates the progress we are making with our target OEM customers. This progress and the additional financial resources received from Goldman Sachs and other investors during the first quarter position us to accelerate our penetration of the embedded switch market."

-more-

Cash and investments as of March 30, 2003 totaled $24.4 million.  The company believes these balances are sufficient to fund operations for at least the next 18 to 24 months as the company executes its business strategies throughout 2003 and beyond.

Recent Highlights

In mid-February, Vixel closed an $8 million financing with Goldman Sachs and a leading Boston-based investment management firm for convertible preferred stock and common stock warrants.   As part of the financing, Pete Perrone of Goldman Sachs joined Vixel's Board of Directors.

In late January, Vixel announced the completion of a new technology development agreement with Marvell Semiconductor, Inc. to use Marvell's High Speed SERDES Technology.  The agreement establishes a  new relationship with a world-class semiconductor provider and grounds the technology development effort for Vixel's future generation of embedded storage switching technology innovations.

On January 27th, Vixel announced the general availability of the next generation InSpeed switch-on-a-chip.  The new 20-port InSpeed SOC 320 includes advanced features and functionality, such as trunking, fairness, and inter-switch communications, that make it easier than ever before for OEMs to build ultra-reliable switched-back-end storage architectures.  The new SOC 320 has already shipped to key customers for evaluation and test, or implementation.  At present nine of the top ten storage OEMs are evaluating InSpeed products.  Several have completed testing and have moved into the design and implementation phase.

In January, Vixel also announced that the company partnered with LangChao Electronics, China's leading national supplier of server products, to bring new SAN solutions to the Chinese market.  Vixel's 12-port InSpeed Model 335 and 8-port 9050-FF switches will be integrated with LangChao's NF and SP series servers to create new 2 Gb/s Fibre Channel server clustering and tape back-up solutions.

During the first quarter, Vixel appointed Jami Dover Nachtsheim and Robert S. Messina to the Vixel Board of Directors.  Ms. Nachtsheim's distinguished career in the semiconductor industry includes over twenty years with Intel Corporation where she served as a Corporate Vice President and was responsible for Intel's worldwide marketing efforts, including its highly successful Intel Inside(R) branding program.  Mr. Messina brings to Vixel's board more than three decades of leadership experience and a record of spearheading corporate growth, driving increased revenue and capitalizing on business opportunities. He most recently served as President and Chief Operating Officer of Troy Group, Inc., which develops and markets wireless and connectivity solutions and electronic payment systems.

On March 18th, Vixel announced its new membership in the SCSI Trade Association (STA).  Many new and exciting technologies are taking shape for the storage industry, such as SAS and Serial ATA. Vixel's membership in the STA organization will help ensure that the development of future embedded storage switching products accommodates the full range of technologies available to the storage industry.

On March 25th, Vixel announced the general availability of new and enhanced firmware for its Fibre Channel Fabric Switch product line. The new firmware (Version 6.3) brings Vixel switch users a variety of new web browser-based management capabilities that make the implementation, configuration and ongoing use of Vixel's Fibre Channel Fabric Switches easier than ever before.

Q1 03 Results Conference Call
Vixel Corporation will host a conference call at 5:00 p.m. Eastern Daylight Time (2:00 p.m. Pacific Daylight Time) on Tuesday, April 22, 2003 to discuss its first quarter fiscal 2003 results.  The call will feature remarks by Jim McCluney, president and CEO, and Kurt Adams, Chief Financial Officer.  The dial-in number is 800-240-6709 or 303-262-2075 for international callers.  A live webcast of the call may be found in the Investor Relations section of the Company's website, www.vixel.com.  A replay will also be available following the conclusion of the call.

Except for historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties that may cause actual results to differ materially from the results discussed in the forward-looking statements.  Factors that may cause such a difference include risks affecting performance and market acceptance of Vixel's products, Vixel's ability to meet its quality and performance standards, development of the storage area network, or SAN market, the competitiveness and performance of Vixel's products in the rapidly changing SAN market, the ability of Vixel to meet evolving product standards required by customers and others involved in the distribution channel for SAN products, the ability of Vixel to increase its  customer base for its InSpeed technology-based products and the acceptance of embedded storage solutions generally.  Further information on the factors and risks that could affect Vixel's business, financial condition and results of operations, are contained in Vixel's Annual Report on Form 10-K and most recent Form-10Q, which are available at www.sec.gov.

About Vixel Corporation
Vixel Corporation is the leading provider and innovator of embedded storage connectivity technologies for storage solution providers. Its award-winning technology, InSpeedTM, cost-effectively enables new levels of reliability, scalability and performance in storage systems.  Through innovation and partnership with its customers, Vixel advances leading edge embedded storage connectivity technologies that enable the architectural evolution of next generation storage systems. Vixel's embedded storage switching and storage networking products have been deployed by leading solution providers such as HP, Network Appliance, NEC, Sun Microsystems, Avid Technologies and BlueArc.  To find out more about Vixel and its unique technology offerings, visit www.vixel.com.

Vixel Corporation is headquartered at 11911 North Creek Parkway South, Bothell, Washington 98011 and can be contacted by phone at 425-806-5509 or e-mail at marketing@vixel.com.

All logos, trademarks and names contained herein are the property of their respective owners.

(financial tables to follow)

Vixel Corporation
Statement of Operations
(in thousands, except per share data)
(unaudited)
	Three-month periods ended

	March 30, 2003	March 31, 2002

Revenue	5,506	4,720
Cost of revenue (1)	2,783	2,602

Gross profit	2,723	2,118

Operating expenses:
Researchanddevelopment(2)	2,550	3,580
Selling,generalandadministrative(3)	2,905	2,657
Amortization of intangible assets	54	109
Amortization of stock-based compensation	115	275

	5,624	6,621
Loss on sale of assets	5	25

Total operating expenses	5,629	6,646

Loss from operations	(2,906)	(4,528)
Other income, net	95	191

Net loss	$(2,811)	$(4,337)

Net loss applicable to common stockholders	$(2,940)	$(4,337)

Basic and diluted net loss per share	$(0.12)	$(0.18)

Weighted-average shares outstanding	23,682	23,734

(1)	Includes amortization of stock-based compensation of $1 and $5 for the three-month periods ended March 30, 2003 and March 31, 2002, respectively
(2)	Excludes amortization of stock-based compensation of $1 and $5 for the three-month periods ended March 30, 2003 and March 31, 2002, respectively
(3)	Excludes amortization of stock-based compensation of $114 and $270 for the three-month periods ended March 30, 2003 and March 31, 2002, respectively

Vixel Corporation
Balance Sheet
(in thousands)
(unaudited)
	March 30, 2003	December 29, 2002

Assets
Current assets:
Cash and investments	$24,375	$16,401
Accounts receivable, net	2,982	2,782
Inventory, net	1,501	1,503
Note receivable	-	2,500
Prepaid expenses and other current assets	1,129	1,488

Total current assets	29,987	24,674
Property and equipment, net	2,205	2,243
Goodwill, intangibles and other assets, net	511	568

Total assets	$32,703	$27,485

Liabilities and stockholders' equity
Current liabilities:
Capital leases, current portion	$50	$178
Accounts payable	2,306	2,900
Accrued liabilities	4,420	3,507
Deferred revenue	220	735
Accrued restructuring costs, current portion	291	307

Total current liabilities	7,287	7,627
Capital leases, net of current portion	31	44
Accrued restructuring costs, net of current portion	249	306

Total liabilities	7,567	7,977
Series B convertible preferred stock	3,723	-
Stockholders' equity:
Capital stock	158,115	153,270
Accumulated deficit	(136,702)	(133,762)

Total stockholders' equity	21,413	19,508

Total liabilities and stockholders' equity	$32,703	$27,485

# # #

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIXEL CORPORATION

Dated: April 29, 2003	By:	/s/ Kurtis L. Adams

Kurtis L. Adams, Chief Financial Officer, Vice President of Finance, Treasurer and Secretary